UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014 (May 14, 2014)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Walter Investment Management Corp. (the “Company”) was held on May 14, 2014. Three proposals described fully in the Company’s 2014 Proxy Statement filed with the Securities and Exchange Commission on April 7, 2014 (the “2014 Proxy Statement”) were presented for approval at the Annual Meeting. As of the record date, a total of 37,616,168 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting 35,257,427 shares of common stock were represented in person or by proxy, therefore a quorum was present.

The stockholders of the Company voted on the following matters:

Proposal 1 — Election of Directors

The following persons were nominated and elected to serve as Class I directors of the Company until the 2017 Annual Meeting of Stockholders – William J. Meurer, James L. Pappas and Michael T. Tokarz. The voting results for each nominee were as follows:

Name	For	Withheld	Broker Non-Votes

William J. Meurer	27,140,272	212,484	7,904,671

James L. Pappas	27,138,773	213,983	7,904,671

Michael T. Tokarz	26,719,850	632,906	7,904,671

Proposal 2 — Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers, as disclosed in the 2014 Proxy Statement, received the following votes:

Votes For	Against	Abstained	Broker Non-Votes

27,033,838	119,505	199,413	7,904,671

Proposal 3 — The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm received the following votes.

Votes For	Votes Against	Abstained

35,224,095	20,752	12,580

Proposals 1 – 3 received the requisite numbers of votes for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: May 19, 2014	By:	/s/ Stuart Boyd
Stuart Boyd, SVP Administration, CHRO and
Deputy General Counsel